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                                                                   EXHIBIT 10.23

                 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

      THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the "Amendment") is made as of this 28th day of October, 1994, by and between PIONEER ASSOCIATES ("Pioneer Associates"), and SEAMED CORPORATION, a Delaware corporation (the "Company"). Unless otherwise defined herein, all capitalized terms shall have the meanings that are ascribed to them in the Agreement, as defined below.

                                    RECITALS

      A. On January 20, 1978, Pioneer Investment Corp. ("Pioneer Investment") and Doan Resources Corporation ("Doan") (collectively, the "Purchasers") and Cynergy, Inc. ("Cynergy") entered into that certain Purchase and Sale Agreement (the "Agreement"), whereby the Purchasers each purchased a subordinated note in the principal amount of $62,500 (individually, the "Note") and 142 shares of Cynergy's common stock (individually, the "Stock"), and were each granted a warrant for the right to purchase 141 of Cynergy's common stock (individually, the "Warrant"). Cynergy has since changed its name to SeaMED Corporation and has declared a 500 for 1 stock split.

      B. Doan assigned all of its right title and interest in and to its Note, Stock and Warrant to Pioneer Investment, which subsequently assigned all of its right title and interest in and to the Doan Note, the Doan Stock and the Doan Warrant and its Note, Stock and Warrant to Pioneer Associates.

      C. The Company has since satisfied in full its obligations under the Doan Note and the Pioneer Investment Note and Pioneer Associates has exercised the Doan Warrant and the Pioneer Investment Warrant.

      D. The Company has engaged an investment banking firm, Allen & Company, to raise an additional $2,000,000 of equity financing through the sale of Class D Convertible Preferred Stock. The Company shall use the proceeds from such sale to reduce its outstanding borrowings under its various credit lines, to purchase equipment and as general working capital.

      E. As a shareholder of the Company, Pioneer Associates expects to benefit, directly and indirectly, from the sale of the preferred stock.

      F. In order to facilitate the sale of the preferred stock, the parties desire to amend the Agreement pursuant to the terms and conditions of this Amendment.

                                   AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
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      1. The text of Section 8.14 is deleted in its entirety.

      2. The text of Section 8.22 is deleted in its entirety.

      3. Section 8.23 is amended and restated as follows:

            8.23 Term and Covenants of Agreements. The covenants and agreements provided in Subsections 8.1 (except the last sentence thereof), 8.2, 8.3, 8.4, 8.6, 8.7, 8.8, 8.9, 8.10, and 8.21 shall remain in effect and be binding on the Company so long as any amount of the indebtedness evidenced by the Notes remains unpaid or the Purchasers are stockholders of the Company. The covenants and agreements provided in the last sentence of Subsection 8.1 and Subsections 8.5, 8.11, 8.12, 8.13, 8.15, 8.16, 8.17,
      8.18, and 8.20 shall remain in effect and binding on the Company only so long as any amount of the indebtedness evidenced by the Notes remains unpaid.

      4. Except as modified by this Amendment, all provisions of the Agreement are unchanged and remain in full force and effect and are ratified and confirmed by the parties hereto.

      5. This Amendment may be signed in several counterparts, each of which shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first written above.

                                          PIONEER ASSOCIATES



                                          By    /s/  R. Scott Asen
                                            ------------------------------------
                                               Its    General Partner
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                                          SEAMED CORPORATION



                                          By    /s/  W. Robert Berg
                                            ------------------------------------
                                               Its    President and CEO
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